UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

HEALTHY CHOICE WELLNESS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42274	88-4128927
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way, Unit# 1

Hollywood, Florida, 33020

(Address of Principal Executive Office) (Zip Code)

(305) 600-5004

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	HOST	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On September 17, 2026 (the “Closing Date”), Host Digital Inc., a Delaware corporation (formerly known as Healthy Choice Wellness Corp.) (the “Parent”), completed the previously announced Merger (as defined below) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated May 27, 2026, by and among Parent, Healthy Choice Wellness II Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Host Digital Infrastructure LLC, a Delaware limited liability company (“Host DI”). On the Closing Date, pursuant to the Merger Agreement and on the terms and conditions set forth therein, Merger Sub merged with and into Host DI, with Host DI surviving the Merger as a wholly owned subsidiary of the Parent (the “Merger”). In connection with the Merger, all of the Common Units and Preferred Units of Host DI (collectively, the “Host DI Units”), in each case as defined in that certain Amended and Restated Limited Liability Company Agreement of Host DI, dated effective as of February 13, 2026, outstanding immediately prior to the effective time of the Merger (the “Effective Time”), were converted into the right to receive shares of Class A common stock, par value $0.001 per share, of the Parent (“Parent Common Stock”), or pre-funded warrants (“Pre-Funded Warrants”) to purchase Parent Common Stock at an exercise price of $0.001 per share, in lieu of such shares.

All defined terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

Merger Closing

Registration Rights Agreement

In connection with the consummation of the Merger (the “Closing”), Parent entered into registration rights agreements, each dated September 17, 2026 (the “Registration Rights Agreements”), each by and among the Parent and certain stockholders of Parent party thereto (collectively, the “Holders”), pursuant to which, among other things, Parent has agreed to register for resale certain shares of Parent Common Stock held by such Holders from time to time, including shares of Parent Common Stock issued as consideration in the Merger.

Pursuant to the Registration Rights Agreements, Parent is obligated to prepare and file a shelf registration statement covering the resale of covered shares of Parent Common Stock within 30 calendar days following the Closing Date, subject to certain exceptions, pursuant to Rule 415 of the Securities Act of 1933, as amended (“Securities Act”). Parent also agreed to use commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date on which all relevant registrable securities have been sold under each Registration Rights Agreement. Parent has also agreed under the Registration Rights Agreements to pay certain expenses of the Holders incident to any registration demand and indemnify the applicable securityholders against certain liabilities.

The foregoing description of the Registration Rights Agreements does not purport to be complete and are qualified in their entirety by the full text of such agreements, copies of which are filed hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, Parent entered into indemnification agreements with each director and executive officer of Parent as of the Closing that provide for indemnification of certain expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in any action or proceeding arising by reason of the indemnitee’s service as a director or officer, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is filed hereto as Exhibit 10.3 and incorporated herein by reference.

Preferential Rights Agreement

In connection with the Closing, Parent entered into a Preferential Rights Agreement, dated September 17, 2026 (the “Preferential Rights Agreement”), with Host Infrastructure Holdings LLC, a Delaware limited liability company formed and controlled by the founders of Host DI (the “Sponsor”). Under the Preferential Rights Agreement, Parent has (i) a right of first offer with respect to any project site acquisition subsidiary of the Sponsor (each, a “Project Subsidiary”) that the Sponsor markets or determines to contribute, sell, or otherwise dispose of, exercisable within 30 days of the applicable offer notice, and (ii) a right of first refusal with respect to any unsolicited bona fide third-party offer for a Project Subsidiary that the Sponsor desires to accept, exercisable within five days of the applicable notice. Any project site acquisition company formed or acquired by the Sponsor after the effective date is automatically included as a Project Subsidiary. The Sponsor is not obligated to develop, retain, market, or contribute any Project Subsidiary to Parent, and if Parent does not exercise its rights, the Sponsor may consummate the applicable transaction with a third party. The Preferential Rights Agreement expires on the second anniversary of its effective date.

Because the Sponsor is controlled by, among others, our chief executive officer, Harmol Samra, and Hans Thomas, an owner of a substantial number of the outstanding shares of Parent Common Stock, the Preferential Rights Agreement constitutes a related-person transaction for purposes of Item 404 of Regulation S-K. The foregoing description of the Preferential Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement and on the terms and conditions set forth therein, Merger Sub merged with and into Host DI, with Host DI surviving the Merger as a wholly owned subsidiary of the Parent. In connection with the Merger, all of the Host DI Units outstanding immediately prior to the Effective Time, were converted into the right to receive shares of Parent Common Stock or Pre-Funded Warrants.

At the Effective Time, Parent issued 25,085,454 shares of Parent Stock (the “Stock Merger Consideration”) and Pre-Funded Warrants to purchase an aggregate of 19,888,093 shares of Parent Common Stock (the “PFW Merger Consideration,” and together with the Stock Merger Consideration, the “Merger Consideration”), to the previous holders of the Host DI Units. Immediately following the Effective Time, the legacy Host DI members owned approximately 96.4% of Parent’s issued and outstanding Common Stock. A copy of the form of Pre-Funded Warrant is filed as Exhibit 10.5 hereto and incorporated herein by reference.

The Merger Consideration was issued pursuant to a private placement exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. We intend to register the Stock Merger Consideration and the shares of Common Stock underlying the Pre-Funded Warrants on a registration statement on Form S-3, covering the resale and issuance, as applicable, of such Parent Common Stock. For more information, reference the “Registration Rights Agreement” section in Item 1.01 to this Current Report on Form 8-K.

Effective September 18, 2026, the Parent Common Stock will begin trading on the NYSE American under the new ticker symbol “HOST”, represented by the existing CUSIP number 42227T303.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

Management’s Discussion and Analysis of Financial Condition and Results of Operation of Host DI is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01, 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of UHY LLP

On September 17, 2026, the Board dismissed UHY LLP (“UHY”) as the Company’s independent registered public accounting firm, effective as of that date. The decision to change independent registered public accounting firms was approved by the Board of Directors of the Parent on September 17, 2026.

UHY LLP previously served as the independent registered public accounting firm of Parent since 2024. UHY’s report on the Parent’s financial statements for the fiscal year ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2025 and the subsequent interim period through September 17, 2026, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Parent and UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to UHY’s satisfaction, would have caused UHY to make reference to the subject matter of the disagreement in connection with its report.

Parent has provided UHY with a copy of the disclosures made by the Company in this Item 4.01 and has requested that UHY furnish Parent with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether UHY agrees with the statements made by Parent herein and, if not, stating the respects in which it does not agree. A copy of UHY’s letter is attached hereto as Exhibit 16.1 and incorporated herein by reference.

Engagement of Carr, Riggs & Ingram, L.L.C.

For accounting purposes, the Merger is treated as a reverse acquisition, with Host DI as the accounting acquirer. Accordingly, the historical financial statements of Host DI, which have been audited by Carr, Riggs & Ingram, L.L.C. (“CRI”), will become the historical financial statements of the Company. In a reverse acquisition, a change in accountants is deemed to have occurred unless the same independent registered public accounting firm audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer.

Effective September 17, 2026, Parent engaged CRI as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The engagement of CRI was approved by the Board of Directors on September 17, 2026.

During Parent’s two most recent fiscal years and the subsequent interim period through September 17, 2026, neither Parent nor anyone acting on its behalf consulted CRI regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Parent’s financial statements, and no written report or oral advice was provided to Parent that CRI concluded was an important factor considered by Parent in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement, upon consummation of the Merger, Gary Bodzin, Behnam Myers and Michael Lerman resigned from the Board and committees of the Board on which they respectively served. Such resignations were not the result of any disagreements with Parent relating to its operations, policies or practices.

Appointment of Directors

Effective upon the Closing, the Board was reconstituted as follows: Robert Byrne, Omar Hussein, Guhan Kandasamy and Shawn Matthews, with Mr. Matthews serving as Chairperson. Mr. Hussein and Mr. Matthews were appointed as Class I directors, with their terms expiring at Parent’s 2028 annual meeting, Mr. Byrne was appointed as the Class II director, with his term expiring at Parent’s 2026 annual meeting, and Mr. Kandasamy as appointed as the Class III director, with his term expiring at Parent’s 2027 annual meeting.

Under the listing rules of the NYSE American (the “NYSE Listing Rules”), a majority of the members of the Board must be “independent directors.” Under the NYSE Listing Rules, an “independent director” is a person other than an executive officer or employee of Parent, and no director qualifies as independent unless the Board affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Robert Byrne, Omar Hussein and Guhan Kandasamy qualify as “independent” under the NYSE Listing Rules.

Each of the newly appointed directors’ biographical information is set forth below.

Robert Byrne. Mr. Byrne has nearly three decades of experience as an entrepreneur, trader, writer and capital markets adviser to public and private companies. Since November 2025, he has served as a member of the board of directors of Sky Quarry, Inc. Since September 2024, he has served as a principal and strategic advisor through Alpha Nine Ventures LTD and, since 2021, has held similar issuer-side advisory roles as president of TB Byrne & Associates, focusing on acquisitions, corporate finance and restructuring (including debt workouts and debt–equity swaps), recapitalizations and exit strategies, primarily utilizing traditional initial public offerings and alternative public offerings. In this capacity, he advises boards and management teams of micro- and small-cap companies on complex capital structures and balance-sheet repair, including secured and unsecured debt, convertible securities, warrants, merchant cash advances and other quasi-debt instruments, and on strategic financings such as private investment in public equity, registered directs and Regulation A/Regulation Crowdfunding offerings, as well as digital-asset treasury and real-world-asset tokenization strategies intended to complement traditional capital-raising and listing pathways. From 1997 to 2018, Mr. Byrne was a full-time equities and futures trader, specializing in basket trading, auction-market theory and short-term index and commodity futures. Since 2008, he has written on markets and trading strategy as a contributing columnist for TheStreet.com and has also been involved in research, publishing and analytical roles, including as president of Asymmetric Publishing and as an equity analyst at Monument & Cathedral Holdings LLC. Parent believes that Mr. Byrne is qualified to serve on the Board due to his extensive experience in capital markets, corporate finance, restructuring and strategic advisory services, which provide valuable financial and transactional experience to the Board.

Omar Hussein. Mr. Hussein is the Co-Founder and Chief Strategic Officer of ConvergeFi, a VC-backed AI company transforming real estate lending, which he launched in 2024. Since November 2025, he has served as a member of the board of directors of Sky Quarry, Inc. Prior to ConvergeFi, from 2022-2023, Mr. Hussein was the CFO of two successive companies with announced IPOs - Sparks Energy, a $475 million power services company, and PrimeBlock, a $1.25 billion data center company with over 100MW of deployed capacity. From 2015-2022, Mr. Hussein was a TMT investment banker at Citigroup and from 2014-2015 he was an M&A banker at BMO Capital Markets. From 2003-2014, Mr. Hussein held various roles at startups including Strategic Growth Bank, a tech-enabled bank backed by leading Growth Equity funds. From 2001-2003, Mr. Hussein was an investor at Insight Venture Partners. From 1999-2001, Mr. Hussein was an investment banker at Morgan Stanley. Mr. Hussein holds an MBA from Stanford University Graduate School of Business, and a B.A. from New York University. Parent believes that Mr. Hussein is qualified to serve on the Board due to his extensive experience in investment banking, corporate finance and strategic leadership, which provide valuable financial and operational insight to the Board.

Guhan Kandasamy. From April 2018 to December 2023, Mr. Kandasamy served as the chief credit and data officer of 10X Capital Partners, LLC. In 2015, Mr. Kandasamy co-founded TheNumber, a One Zero Capital company, which provides credit market analytics and intelligence to leading credit hedge funds, Bulge Bracket Banks and Retail Banks. At TheNumber, he first served as the founding product manager, and as chief executive officer from January 2016 to March 2018. From October 2010 to January 2015, Mr. Kandasamy served as global head of product and data analytics at Opera Solutions, LLC (now ElectrifAi), where he co-founded the company’s financial services vertical while helping the founders raise its first private capital from Silver Lake Partners, KKR & Co. Inc. and Wipro Limited (NYSE: WIT). Mr. Kandasamy has also previously served as Vice President of US Structured Finance for the global credit ratings agency DBRS, Inc. and as analyst for the private secondary market firm SecondMarket, Inc., which was later acquired by Nasdaq. Prior to that, as its first product employee, he served as the founding product manager at CoreLogic, Inc. (NYSE: CLGX) from January 2004 to June 2007, and there he led development of CoreLogic’s product suite including Loansafe, the credit risk product used by a large portion of the mortgage market, as well as CoreLogic’s initial Automated Value Models (“AVMs”) and AVM cascade models for real estate assets, which remain the industry standard. During his tenure, he provided key evaluation and assistance to CoreLogic through several major corporate acquisitions, including First American Corporation. CoreLogic now produces over $1.7 billion in annual revenue and has an enterprise value of $5.3 billion. Mr. Kandasamy began his career in 2003 at the Federal National Mortgage Association as a credit risk policy analyst, where he developed the agency’s still-operational and patented Consumer Credit Risk Assessment Model (FMCA), along with several capital allocation, collateral risk and property valuation models. Mr. Kandasamy received an MBA with a concentration in Finance from Oxford University in 2010 and received a dual B.A. from Johns Hopkins University in 2003. Parent believes that Mr. Kandasamy is qualified to serve on the Board due to his extensive experience in credit and data analytics, financial services and structured finance, which provide valuable strategic, financial and operational expertise to the Board.

Shawn Matthews. Mr. Matthews is currently the Founder and Chief Investment Officer of Hondius Capital Management, a global alternative asset manager. In this role, he has oversight of and responsibility for all firm investments. Mr. Matthews has been actively investing in global markets for over 30 years, with the majority of his career focused on trading across asset classes. Prior to founding Hondius Capital Management, Mr. Matthews served as Chief Executive Officer of Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) from 2009 through April 2018. Before becoming Chief Executive Officer at Cantor Fitzgerald, he held a number of senior investment leadership roles there, including Head of Capital Markets and Head of Mortgage Trading. Earlier in his career, Mr. Matthews worked as a fixed income derivatives trader, traded privatization certificates in Eastern Europe, and later founded both an equity-focused hedge fund, Alchemist Capital Management, and a fixed income broker-dealer, West Side Capital. Mr. Matthews holds a Bachelor of Science in Finance from Fairfield University and an MBA from Hofstra University. Parent believes that Mr. Matthews is qualified to serve on the Board due to his extensive leadership experience in global investing, alternative asset management and financial services, which provide valuable leadership and financial expertise to the Board.

Board Committees

As of the Closing, the Board reconstituted its existing committees as follows:

Audit Committee

Omar Hussein, Robert Byrne, and Guhan Kandasamy were appointed to the Audit Committee of the Board, each of whom were determined by the Board to satisfy the requirements for audit committee membership under the NYSE Listing Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Hussein was appointed chair of the Audit Committee.

Compensation Committee

Omar Hussein, Robert Byrne and Guhan Kandasamy were appointed to the Compensation Committee of the Board. Mr. Byrne was appointed chair of the Compensation Committee.

Nominating and Corporate Governance Committee

Omar Hussein, Robert Byrne and Guhan Kandasamy were appointed to the Nominating and Corporate Governance Committee of the Board. Mr. Kandasamy was appointed chair of the Nominating and Corporate Governance Committee.

Departure of Executive Officers

In accordance with the Merger Agreement, effective as of the Closing, Jeffrey Holman resigned as Chief Executive Officer, Chairman and director of Parent, and Christopher Santi resigned as President and Chief Operating Officer of Parent.

Appointment of Executive Officers

Effective upon the Closing, the Board appointed Harmol Samra as Chief Executive Officer of Parent. John Ollet remained in his role as Chief Financial Officer of Parent. Mr. Samra’s biographical information is set forth below.

Harmol Samra. Mr. Samra has served as Chief Executive Officer of Host DI since June 2025. Mr. Samra has over a decade of experience in digital infrastructure and real estate private equity, with a focus on underwriting, structuring and executing large-scale real asset and development-oriented investments across multiple markets. Prior to joining Host DI, Mr. Samra held investment roles at ICONIQ Capital, Starwood Capital Group and PGIM Real Estate, where he evaluated and executed complex infrastructure and real estate transactions involving significant capital coordination and development planning. While at ICONIQ Capital, Mr. Samra was a member of the team that built IPI Partners, one of the world’s largest digital infrastructure investment platforms, which was subsequently sold to Blue Owl Capital. Mr. Samra holds a Bachelor of Science in Business Administration from the Haas School of Business at the University of California, Berkeley. The Board believes that Mr. Samra’s extensive experience in digital infrastructure investment and development, together with his expertise in structuring large-scale real asset transactions, qualifies him to serve as Chief Executive Officer and provides valuable leadership to Parent.

There are no family relationships among any of our executive officers or directors. Other than as set forth in this Current Report on Form 8-K, none of the newly appointed directors are party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K or any arrangement or understanding with any other person pursuant to which he was selected as a director.

Executive Officer Employment Arrangements

Executive Employment Agreement – Harmol Samra

In connection with the Closing, Parent entered into an executive employment agreement (the “CEO Employment Agreement”) with Harmol Samra, effective as of September 17, 2026, pursuant to which Mr. Samra will serve as Chief Executive Officer of Parent. Pursuant to the CEO Employment Agreement, Mr. Samra is entitled to receive an annual base salary of $200,000, subject to adjustments from time to time by the Board in its reasonable discretion, and is eligible to earn an annual incentive bonus pursuant to Parent’s annual incentive bonus program to be established for executive-level employees. Mr. Samra is also eligible to participate in any equity incentive plan of Parent. If Mr. Samra’s employment is terminated by Parent without “Cause” (as defined in the CEO Employment Agreement), he will be entitled, subject to his execution of a release of claims and continued compliance with applicable restrictive covenants, to continued payment of his then-current base salary for 12 months, any annual incentive bonus earned for the prior year and a pro-rated annual incentive bonus for the year of termination.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2026, Parent filed a Certificate of Amendment (the “Certificate of Amendment”) to Parent’s Second Amended and Restated Certificate of Incorporation (as amended), with the Secretary of State of the State of Delaware. The purpose of the Certificate of Amendment was to change Parent’s name from “Healthy Choice Wellness Corp.” to “Host Digital Inc.”.

Effective as of the Closing, the Board approved pursuant to Parent’s Bylaws a change in the Parent’s fiscal year end from January 31 to December 31 of each year.

The foregoing description of the Certificate of Amendment is qualified by reference to the Certificate of Amendment, a copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired

In accordance with Item 9.01(a), the audited consolidated financial statements of Host DI as of January 31, 2026 and for the period from July 8, 2025 (inception) through January 31, 2026, and the accompanying notes, and the unaudited condensed financial statements of Host DI for the three and six months ended July 31, 2026, and the accompanying notes, are attached to this Current Report on Form 8-K as Exhibit 99.3.

(b) Pro forma financial information

In accordance with Item 9.01(b), the unaudited condensed consolidated combined financial information for the year ended December 31, 2025, and as of, and for, the six months ended June 30, 2026, and the accompanying notes, are attached to this Current Report on Form 8-K as Exhibit 99.3.

(c) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 27, 2026, by and among Healthy Choice Wellness Corp., Healthy Choice Wellness II Corp., and Host Digital Infrastructure LLC (incorporated by reference from Exhibit 2.1 to Parent’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2026)
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Healthy Choices Wellness Corp.
10.1*#	Registration Rights Agreement, dated September 17, 2026, between the Company and the Stockholders party thereto
10.2*	Registration Rights Agreement, dated September 17, 2026, between the Company and the Holders party thereto
10.3	Form of Indemnification Agreement
10.4#	Preferential Rights Agreement, dated as of September 17, 2026, between Host Infrastructure Holdings LLC and Parent
10.5#	Form of Pre-Funded Warrant
16.1	Letter from UHY LLP to the Securities and Exchange Commission regarding change in certifying accountant
21.1	Subsidiaries of Parent
23.1	Consent of UHY LLP
23.2	Consent of Carr, Riggs & Ingram, L.L.C.
99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Host Digital Infrastructure LLC
99.2	Business of Host Digital Inc., Risk Factors and Related Party Transactions
99.3	Financial Statements of Businesses Acquired and Pro Forma Financial Information
99.4	Policy for the Recovery of Erroneously Awarded Incentive Compensation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain exhibits, schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibits, schedules or annexes to the SEC upon its request.
#	Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST DIGITAL INC.

Date:	September 17, 2026	By:	/s/ John Ollet
John Ollet
Chief Financial Officer